EXHIBIT 32 Section 1350 Certification
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the Company), does hereby certify that, to the best of their knowledge:
The Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the Form 10-Q) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 29, 2026	/s/ David Ricks
David Ricks
Chair, President, and Chief Executive Officer

Date:	October 29, 2026	/s/ Lucas Montarce
Lucas Montarce
Executive Vice President and Chief Financial Officer